Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260534 on Form F-1 of our report dated June 14, 2022 relating to the financial statements of Algoma Steel Group Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

June 30, 2022